UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2022

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Units, no par value	SPLP	New York Stock Exchange
6.0% Series A Preferred Units	SPLP-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2022, Mr. Gordon Walker, the Senior Vice President of Steel Partners Holdings L.P. (the “Company”), received an award under the Company’s 2022 Long Term Incentive Plan for Senior Management (the “Plan”). The Plan is administered by the compensation committee of the Board of Directors of the general partner of the Company (the “Compensation Committee”), which approves an award for each participant expressed as a percentage of the Company’s “Total 3-Year Accumulated Net Income” (as defined in the Plan), which is measured over a three-year performance period (the “Income Formula”). Mr. Gordon’s award is equal to 0.50% of the Income Formula.

Under the Plan, an award, when and if paid out, may be paid in the form of a lump-sum cash payment (less required and applicable tax withholding), as soon as possible after the approval of the Company’s audited financials at the end of the three-year performance period, contingent upon the participant being employed as of the payout date (provided that the Compensation Committee may exercise discretion to pay out an award following termination under certain circumstances, including involuntary termination of employment due to a reduction-in-force, cost reduction or restructure). The Compensation Committee reserves the right under the Plan to settle up to 50% of an award (if any) in common units of the Company issued pursuant to the Amended and Restated Steel Partners Holdings L.P. 2018 Incentive Award Plan (or any successor or replacement plan) as may be permitted under the terms of such plan. The number of common units delivered in such circumstances would be determined by the Compensation Committee based on the dollar volume-weighted average price of the common units on the principal securities exchange or securities market on which such units are then listed during the 20 consecutive trading days immediately prior to the last day of the three-year performance period. In order to be eligible to participate in the Plan, participants are required to execute the Company’s form of bonus, confidentiality and non-solicitation agreement (attached as an annex to the Plan), and to acknowledge that they will abide by the Company’s unit ownership guidelines.

The preceding summary of Mr. Walker’s award is qualified in its entirety by reference to the full text of such plan and form of award agreement, copies of which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	2022 Long Term Incentive Plan for Senior Management.
10.2*	Form of Award Agreement Under the 2022 Long Term Incentive Plan for Senior Management.
10.3*	Form of Bonus, Confidentiality and Non-Solicitation Agreement.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).
* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 22, 2022	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ Jason Wong
Jason Wong
Chief Financial Officer